Exhibit 99.1

Pep Boys Reports Fourth Quarter and Fiscal 2008 Results -

- Fiscal 2009 Improved Sales Trends Continue -

PHILADELPHIA — April 8, 2009 — The Pep Boys — Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket service and retail chain, today announced results for the thirteen (fourth quarter) and fifty-two weeks (fiscal year) ended January 31, 2009 and improved sales trends for the first quarter to date of 2009.

As previously announced, the general pullback in consumer spending during the fourth quarter of 2008 resulted in a weak holiday season and the deferral of tire purchases.  However, sales trends have greatly improved from the 10.1% decline the Company experienced in the fourth quarter of fiscal 2008 to flat for the first quarter to date of fiscal 2009.

First Quarter to Date of Fiscal 2009 (February 1, 2009 through April 7, 2009)

In order to enable the Company to conduct investor meetings during the week of April 13, the Company is providing information for the first quarter to date of fiscal 2009 in advance of its customary public reporting schedule in accordance with SEC Regulation FD.  The Company assumes no obligation to update this information, nor should investors expect similar “guidance” in future periods.

For the first quarter to date of fiscal 2009, comparable service revenue increased 3.5% and merchandise sales decreased 1.3% versus the same period last year.  In accordance with GAAP, service revenue is limited to labor sales and merchandise sales include merchandise sold through both our retail and service center lines of business. Re-categorizing Sales into the respective lines of business from which they are generated, comparable Service Center Revenue (labor plus installed merchandise and tires) increased 2.7%, while comparable Retail Sales (DIY and Commercial) decreased 3.0%.  Within Retail Sales, core automotive sales were flat and commercial merchandise sales increased by 8.1%, while sales of complementary merchandise decreased by 10.9%.  In addition, for the first quarter to date of fiscal 2009, the Company’s gross margin rate has improved, while gross media expense and payroll (as percentage of sales) have declined versus the same period last year.

“We now have two promotional events under our belt demonstrating how our new advertising, coupled with improved store execution, is beginning to pay off,” said CEO Mike Odell.  “Our Does Everything. For Less. branding is resonating with our customers and our customer-focused process improvement and training is helping our associates to deliver a more satisfying customer experience.”

Fiscal 2008 Operating Results

Fourth Quarter

Sales

Sales for the thirteen weeks ended January 31, 2009 were $465,536,000 as compared to the $517,639,000 recorded for the thirteen weeks ended February 2, 2008.  Comparable service revenue decreased 5.5% and comparable merchandise sales decreased 9.1%.  Re-categorizing Sales into lines of business (see above), comparable Service Center Revenue decreased 1.9% and comparable Retail Sales (DIY and Commercial) decreased 13.2%.

Net Loss

Our Net Loss increased to $33,267,000 (($0.63) per share - basic and diluted) for the fourth quarter of fiscal 2008 from the $20,403,000 (($0.39) per share - basic and diluted) recorded in same period last year.  The fourth quarter 2008 results included $8.0 million in increased legal and inventory-related accruals, $4.4 million of asset impairments, $1.2 million in debt pre-payment costs, $0.6 million in costs associated with previously announced cost-cutting initiatives and a reduction of the Company’s tax provision benefit by approximately $7.0 million due to changes in the Company’s effective tax rate.  The fourth quarter 2007 results included $8.5 million of margin reductions related to the exiting of non-core merchandise, $6.2 million in store closure costs and $6.0 million in debt pre-payment costs.

Fiscal Year

Sales

Sales for the fiscal year ended January 31, 2009 were $1,927,788,000 as compared to the $2,138,075,000 recorded last year.  Comparable service revenue decreased 6.2% and comparable merchandise sales decreased 8.4%. Re-categorizing Sales into lines of business (see above), comparable Service Center Revenue decreased 2.9% and Retail Sales decreased 11.8%.

Net Loss

Our Net Loss improved to $30,429,000 (($0.58) per share — basic and diluted) for fiscal 2008 from the $41,039,000 (($0.79) per share — basic and diluted) recorded for fiscal 2007.

“While our 2008 results were certainly challenging, we were encouraged by the confidence that our lenders expressed in Pep Boys by committing to a new $300 million credit facility.  We are pleased to reinforce that confidence by starting off 2009 with improved results,” said CFO Ray Arthur.

Pep Boys has approximately 6,000 service bays within over 560 retail stores located in 35 states and Puerto Rico. Along with its full-service vehicle maintenance and repair capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting www.pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters. The call for the fourth quarter and year end will be broadcast live on Thursday, April 9 at 8:30 a.m. ET over the Internet at the Investor Calendar Web site, located at http://www.investorcalendar.com.  To listen to the call live, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Supplemental financial information will be available the morning of April 9 on Pep Boys’ Web site at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Ray Arthur, 215-430-9720

Media Contact: Peter Robinson, 215-430-9553
Internet: http://www.pepboys.com

Pep Boys Financial Highlights

Thirteen weeks ended	January 31, 2009	February 2, 2008

Total Revenues	$465,536,000	$517,639,000

Net Loss	$(33,267,000)	$(20,403,000)

Basic Loss Per Share:
Average Shares	52,223,000	51,903,000

Net Loss	$(0.63)	$(0.39)

Diluted Loss Per Share:
Average Shares	52,223,000	51,903,000

Net Loss	$(0.63)	$(0.39)

Fifty-two weeks ended	January 31, 2009	February 2, 2008

Total Revenues	$1,927,788,000	$2,138,075,000

Net Loss	$(30,429,000)	$(41,039,000)

Basic Loss Per Share:
Average Shares	52,136,000	52,130,000

Net Loss	$(0.58)	$(0.79)

Diluted Loss Per Share:
Average Shares	52,136,000	52,130,000

Net Loss	$(0.58)	$(0.79)